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                       U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                      FORM 8-K/A

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                                    CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): December 31, 1998

                                LOCH EXPLORATION, INC.
                                ----------------------
                   (Exact Name of Registrant as Specified in Charter)

                                        Texas
                                        -----
                            State or Other Jurisdiction of
                            Incorporation or Organization)

             0-9129                              75-1657943
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    (Commission File Number)          (I.R.S. Employer Identification No.)

                    3200 Wilcrest, Suite 370, Houston, Texas 77042
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             (Address of principal executive offices including zip code)


                                    (713) 784-2374
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                 (Registrant's telephone number, including area code)

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     In connection with the acquisition described in Item 2 below, Carl R. Rose was issued 14.4 million shares of the Company's common stock which constitutes 71% of the issued and outstanding stock of the Company. The consideration paid for the stock was all of the issued and outstanding stock of Design Automation Systems, Inc. of which Mr. Rose was the majority shareholder. Upon the closing of the transaction there were 20,160,000 shares of Company common stock issued and outstanding.

     To the best of the Company's knowledge, there are no known arrangements which may at a subsequent date result in a change of control of the Company.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     Effective close of business December 31, 1998, Loch Exploration, Inc., a Texas corporation (the "Company") acquired all of the stock of Design Automation Systems, Inc., a Texas corporation ("DASI") in the business of system integration, custom programming and a premier dealer of Sun, Hewlett Packard, IBM and Digital products and Internet security solutions. In connection with the acquisition, the Company issued DASI's sole shareholder
14.4 million shares of authorized but unissued Company common stock, $.001 par value, valued at approximately $4.3 million. The transaction was funded Janaury 4, 1999. The amount of consideration was negotiated through an arm's length transaction. The transaction was accounted for as a purchase. The acquisition of DASI was deemed "significant," accordingly, separate historical and pro forma financial statements will be filed no later than seventy-five days after the consummation of the acquisition.

     On January 27, 1999, the Exchange Agreement was amended adding Charles Leaver and Kelly Knake as shareholders of DASI and parties to the Agreement. In addition, the consideration paid by the Company for 100% of the DASI issued and outstanding stock was increased from 14,400,000 to 16,560,000.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

     Inapplicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     In connection with the above captioned acquisition, the Company changed its certifying accountant from Farmer, Fuqua, Hunt & Munselle, P.C. to Hein & Associates, LLP. The dismissal of Farmer, Fuqua, Hunt & Munselle, P.C. was not the result of any disagreements on any matter involving accounting principles or practices, financial statement disclosure or auditing scope or procedure. The engagement of Hein and Associates was approved by the Company's board of directors.

ITEM 5.  OTHER EVENTS

     Inapplicable.

ITEM 6.  RESIGNATIONS OR REGISTRANT'S DIRECTORS

     In connection with the acquisition, the Company's board of directors, consisting of Glenn L. Loch and Michael Black, resigned and elected Carl R. Rose, Charles Leaver and Robert E. Nelson as the new directors. Messrs. Loch and Black did not have any disagreements with the Company on any matter relating to the Company's operations, policies or practices. The new directors will serve until the next respective annual meeting of the stockholders or until their respective successors have been elected or they resign.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Business Acquired.

          The appropriate financial statements will be filed with the Securities and Exchange Commission no later than seventy-five days after the consummation of the acquisition.


     (b)  Pro Forma Financial Information.

          The appropriate pro forma financial information relating to the acquisition will be filed with the Securities and Exchange Commission no later than seventy-five days after the consummation of the acquisition.

ITEM 8.  CHANGE IN FISCAL YEAR

     Inapplicable.


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                                      SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        LOCH EXPLORATION, INC.

                                        By:  /s/ Robert E. Nelson
                                             ------------------------------
                                             Robert E. Nelson
                                             Chief Financial Officer, Principal
                                             Financial and Accounting Officer


DATE: January 27, 1999

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                                 EXHIBITS

Exhibit
  No.                                                                 Page
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  2.1(1)       Exchange Agreement by and between by and between
               Loch Exploration, Inc and Design Automation
               Systems, Inc.

  2.2(2)       Amendment to Exchange Agreement                        A-1

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(1)  Previously filed as an exhibit to the Company's Current Report on Form 8-K filed January 27, 1999 and incorporated herein by reference.

(2)  Filed herewith.